Nobilis Health Reports Second Quarter 2018 Financial Results

HOUSTON, TX--(PRNewswire - August 2, 2018) - Nobilis Health Corp. (NYSE American: HLTH) (NEO: HLTH) ("Nobilis" or the "Company") today announced its financial results for the second quarter ended June 30, 2018.

"In the second quarter of 2018, we continued to see a positive, yet familiar, trend in our key operating metrics. Gross margin remained strong in the second quarter measuring 15.9% of total revenues; total operating expense per case dropped by 35.0% year-over-year, and Net Income to Nobilis totaled $0.9 million in the second quarter, despite a year-over-year $10.8 million reduction in top line revenues. The year-over-year change in top line revenues in the second quarter can be attributed to the discontinuation of our lab testing ancillary, representing about $8.3 million of non-recurring revenue in the second quarter. Net income was impacted by an additional $1.3 million of amortization related to the Elite acquisition. Excluding that impact, net income for the second quarter 2018 would have increased to $2.2 million.
Total Adjusted EBITDA1 for the second quarter of 2018 was $11.4 million, representing an increase of $1.4 million, or 13.7%, from the prior corresponding period. As a percent of revenues, Adjusted EBITDA1 increased from 12.6% in Q2 of 2017, to 16.5% of revenues in Q2 of 2018, gaining 390 basis points. Adjusted EBITDA1 for the first six months of 2018 increased to $16.5 million, or 36.9%, from $12.1 million in the prior corresponding period. Adjusted EBITDA1 for the trailing twelve months ended June 30th, 2018 totaled $45.8 million, versus $37.2 million for the trailing twelve month period ended June 30th, 2017," said Harry Fleming, CEO.

Second Quarter 2018 Results
Total revenues for the second quarter of 2018 were $69.2 million, a 13.5% decrease over the same prior year period. Total case volume increased by 1,644 cases to 6,241 cases, or 35.8%, compared to 4,597 cases in the prior corresponding period. The decrease in total revenue was largely driven by the impact of the implementation of ASC 606 and the loss of the company's Lab Testing ancillary business. The addition of the Elite entities and the two new in-network ASCs contributed positively during the second quarter, offsetting the loss of the physician group mentioned on the first quarter earnings call, as well as the continued softness experienced in the Houston market.
Revenue per case dipped to $11,086 in the second quarter 2018 from $17,394 in the prior corresponding period. This decrease can be attributed to the loss of lab testing revenues and a larger in-network case mix in 2018.
Net income attributable to Nobilis for the second quarter of 2018 was $0.9 million, or $0.01 per fully diluted share, compared to a net income of $1.6 million, or $0.02 per fully diluted share, in the second quarter of 2017.
Adjusted EBITDA1 for the second quarter of 2018, which adds back certain non-cash and non-recurring expenses, was $11.4 million, an increase of 13.7% over $10.1 million in the same quarter last year.
Total cash was $16.5 million and accounts receivable was $143.7 million as of June 30, 2018, compared to $22.5 million and $144.5 million, respectively, at December 31, 2017.

Six Months Ended June 2018 Results
Total revenues for the six months ended June 30, 2018 were $133.5 million, a 9.9% decrease over the same prior year period. Total case volume for the first six months of 2018 increased by 2,488 cases to 11,516 cases, or 27.6%, compared to 9,028 cases in the prior corresponding period. The decrease in total revenue during the first six months of 2018 was driven by the same factors influencing the revenue shortfall experienced in the second quarter, which was the discontinuation of the Lab Testing business and the impact of the change in accounting guidance. Lab Testing represented approximately $13.8 million dollars of revenue in the first six months of 2017 which did not re-occur in 2018, and the full year impact of the change in accounting is $6.8 million.
Revenue per case dipped to $11,595 in the first six months of 2018 from $16,423 in the prior 2017 period due to the loss of lab testing revenues in 2018 as well as a higher portion of Nobilis' case mix being comprised of in-network volume.
Net loss attributable to Nobilis for the first six months of 2018 was $3.0 million, or $0.04 per fully diluted share, compared to a net loss of $0.8 million, or $0.01 per fully diluted share, in the same prior year period.
Adjusted EBITDA1 for the first six months of 2018, which adds back certain non-cash and non-recurring expenses, was $16.5 million, an increase of 36.9% over $12.1 million in the same quarter last year.

Revised Full Year 2018 Guidance

•	Revenue in the range of $315.0 million to $330.0 million

•	Adjusted EBITDA in the range of $56.0 million to $59.0 million

Conference Call Information
Nobilis Health will host a conference call Thursday morning, at 8:00 a.m. CDT (9:00 a.m. EDT) to discuss its financial results for the second quarter 2018. To participate in the conference call, please dial (833) 233-4454 in the U.S. and Canada, and +1 (647) 689-4133 internationally. Please enter conference ID 1348089. There will be a livestream of the conference call available at: http://investors.nobilishealth.com/investors/events-and-presentations/.

About Nobilis Health Corp.
Nobilis Health (www.NobilisHealth.com) is a full-service healthcare development and management company, with more than 30 locations across Texas and Arizona, including hospitals, ambulatory surgery centers, and multi-specialty clinics. In addition, Nobilis Health partners with more than 30 facilities across the country. Marketing nine independent brands, Nobilis Health deploys a unique patient acquisition strategy driven by proprietary, direct-to-consumer marketing technology, focusing on a specified set of procedures that are performed at its facilities by local physicians. Nobilis Health's business model connects patients with physicians and delivers the highest quality healthcare.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis Facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are canceled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to any mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 12, 2018, as updated by other filings with the Securities and Exchange Commission.

Nobilis Health Corp. and Subsidiaries
Consolidated Balance Sheets
June 30, 2018 and December 31, 2017
(in thousands, except share amounts)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Current Assets:
Cash	$16,531	$22,536
Trade accounts receivable, net of allowance of $0 and $2,598 at June 30, 2018 and December 31, 2017, respectively	143,699	144,522
Medical supplies	3,236	3,356
Prepaid expenses and other current assets	14,484	14,472
Total current assets	177,950	184,886
Property and equipment, net	46,173	51,559
Intangible assets, net	62,695	65,990
Goodwill	116,072	116,072
Deferred tax asset	10,710	9,951
Other long-term assets	2,571	2,580
Total Assets	$416,171	$431,038
Liabilities and Shareholders' Equity
Current Liabilities:
Trade accounts payable	$23,790	$24,312
Accrued liabilities	29,516	35,393
Current portion of capital leases	2,992	3,249
Current portion of long-term debt	3,764	3,766
Current portion of convertible promissory notes	5,750	4,250
Other current liabilities	14,665	16,324
Total current liabilities	80,477	87,294
Lines of credit	26,000	18,000
Long-term capital leases, net of current portion	11,303	12,667
Long-term debt, net of current portion	88,072	90,619
Convertible promissory notes, net of current portion	1,750	4,250
Warrant and stock option derivative liabilities	228	384
Other long-term liabilities	2,853	3,036
Total liabilities	210,683	216,250
Commitments and Contingencies
Contingently redeemable noncontrolling interest	15,765	17,161
Total shareholders' equity
Common shares, no par value, unlimited shares authorized, 78,250,469 and 78,183,802 shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Additional paid in capital	227,735	225,790
Accumulated deficit	(78,212)	(75,245)
Total shareholders’ equity attributable to Nobilis Health Corp.	149,523	150,545
Noncontrolling interests	40,200	47,082
Total shareholders' equity	189,723	197,627
Total Liabilities and Shareholders' Equity	$416,171	$431,038

Nobilis Health Corp. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Net patient and professional fees	$64,479	$77,073	$126,961	$141,974
Contracted marketing revenues	2,309	1,573	2,444	2,952
Factoring revenues	1,561	1,316	2,370	3,338
Other revenue	840	—	1,758	—
Total revenues	69,189	79,962	133,533	148,264
Operating expenses:
Salaries and benefits	16,187	15,417	32,414	30,738
Drugs and supplies	10,501	12,579	20,416	25,323
General and administrative	26,353	35,150	54,676	68,838
Depreciation and amortization	5,114	2,728	9,745	5,066
Total operating expenses	58,155	65,874	117,251	129,965
Corporate expenses:
Salaries and benefits	2,975	3,623	5,586	6,062
General and administrative	3,197	2,595	6,742	6,848
Legal expenses	638	405	1,468	976
Depreciation	94	80	188	163
Total corporate expenses	6,904	6,703	13,984	14,049
Income from operations	4,130	7,385	2,298	4,250
Other (income) expense:
Change in fair value of warrant and stock option derivative liabilities	(217)	188	(156)	(187)
Interest expense	3,292	1,363	6,177	2,618
Other (income) expense, net	(1,180)	330	(2,113)	72
Total other expense	1,895	1,881	3,908	2,503
Income (Loss) before income taxes and noncontrolling interests	2,235	5,504	(1,610)	1,747
Income tax expense (benefit), net	495	2,249	(209)	698
Net income (loss)	1,740	3,255	(1,401)	1,049
Net income attributable to noncontrolling interests	855	1,670	1,566	1,862
Net income (loss) attributable to Nobilis Health Corp. (Basic)	$885	$1,585	$(2,967)	$(813)
Net income (loss) per basic common share	$0.01	$0.02	$(0.04)	$(0.01)
Net income (loss) per fully diluted common share	$0.01	$0.02	$(0.04)	$(0.01)
Weighted average shares outstanding (basic)	78,186,000	77,805,014	78,184,907	77,805,014
Weighted average shares outstanding (fully diluted)	82,153,945	78,115,242	78,184,907	77,805,014

Nobilis Health Corp. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,401)	$1,049
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,933	5,229
Share-based compensation	1,681	1,630
Change in fair value of warrant and stock option derivative liabilities	(156)	(187)
Deferred income taxes	(759)	120
Loss on sale of property and equipment	61	—
Loss from equity method investment	—	108
Amortization of deferred financing fees	670	233
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Trade accounts receivable	823	15,279
Medical supplies	120	1,300
Prepaid expenses and other current assets	(12)	(2,714)
Other long-term assets	9	—
Trade accounts payable and accrued liabilities	(6,399)	(5,130)
Other current liabilities	(1,659)	2,280
Other long-term liabilities	(183)	(303)
Net cash provided by operating activities	2,728	18,894

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,338)	(3,802)
Proceeds on sale of property and equipment	22	—
Acquisitions, net of cash acquired	—	(7,883)
Sale of additional ownership interest in subsidiaries	263	—
Net cash used for investing activities	(1,053)	(11,685)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to noncontrolling interests	(9,840)	(1,520)
Principal payments on capital lease obligations	(1,621)	(2,214)
Proceeds from line of credit	8,000	3,000
Payments on debt	(4,219)	(1,356)
Deferred financing fees	—	(466)
Net cash used for financing activities	(7,680)	(2,556)

NET INCREASE (DECREASE) IN CASH	(6,005)	4,653
CASH — Beginning of period	22,536	24,572
CASH — End of period	$16,531	$29,225

Nobilis Health Corp. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss) attributable to Nobilis Health Corp.	$885	$1,585	$(2,967)	$(813)
Interest	3,292	1,363	6,177	2,618
Income tax expense (benefit), net	495	2,249	(209)	698
Depreciation and amortization	5,208	2,808	9,933	5,229
EBITDA	9,880	8,005	12,934	7,732

Non-cash compensation expenses	846	570	1,681	1,835
Change in fair value of warrant and stock option derivative liabilities	(217)	188	(156)	(187)
Acquisition expenses	619	558	1,448	1,192
Non-recurring expenses	306	732	613	1,495
Adjusted EBITDA[1]	$11,434	$10,053	$16,520	$12,067

1 Use of Non-GAAP Financial Measures
Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, non-cash compensation expenses, change in fair value of warrant and stock option derivative liabilities, acquisition expenses, and non-recurring expenses. Adjusted EBITDA should not be considered a measure of financial performance required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Contact Information:
Joel Lehr
Assistant Vice President, Corporate Communications
IR@nobilishealth.com
346-207-6342